Exhibit 99.1

Contact: Christopher Ferris 203.328.3500
chris.ferris@harman.com

Darrin Shewchuk 203.328.3500
darrin.shewchuk@harman.com

HARMAN Reports Second Quarter Fiscal Year 2015 Results

•	Net sales increase 19% to $1.6 billion; Up 24% excluding foreign currency translation

•	Operational EPS up 64% to $1.79; Operational EBITDA up 43% to $198 million

•	Raises fiscal year 2015 operational EPS guidance from $5.25 to $5.85

•	Strengthens connected car solutions with acquisitions of Red Bend and S1NN

•	Expands to software services including cloud, mobility and analytics with acquisition of Symphony Teleca

STAMFORD, CT, January 29, 2015 – Harman International Industries, Incorporated (NYSE: HAR), the premier audio, visual, infotainment and enterprise automation group, today announced results for the second quarter ended December 31, 2014.

Net sales for the second quarter were $1.58 billion, an increase of 19 percent compared to the same period in the prior year or 24 percent excluding the impact of foreign currency translation. Infotainment net sales increased 12 percent, or 18 percent excluding foreign currency translation (ex-FX), due to platform expansion, stronger automotive production, and higher take rates. Lifestyle net sales grew 26 percent (31 percent ex-FX) driven by strong demand for the Company’s home and multimedia product lines and increased automotive production levels and higher take rates in car audio. Net sales in the Professional division increased 29 percent (32 percent ex-FX) primarily as a result of the expansion of the Company’s product portfolio into enterprise automation and control and video switching.

On a GAAP basis, second quarter operating income was $149 million, compared to $102 million in the same period in the prior year, and earnings per diluted share were $1.65 for the quarter compared to $1.03 in the same period in the prior year. Excluding restructuring and other non-recurring items, second quarter operating income was $162 million compared to $108 million in the same period in the prior year, and earnings per diluted share were $1.79 compared to $1.09 in the same period last year.

“I am extremely pleased to report double-digit, top-line growth in each of HARMAN’s divisions, making this HARMAN’s sixth consecutive quarter of such outstanding performance. Despite foreign exchange headwinds, our fiscal year is off to a solid start with 21 percent year-to-date, top-line growth, driving over 150 basis point expansion of our EBITDA margin. As a result, we are raising our 2015 EPS guidance from $5.25 to $5.85,” said Dinesh C. Paliwal, the Company’s Chairman, President and Chief Executive Officer. “We are confident that the demand for a rich connected car experience is sustainable and will continue to drive take rates, particularly for embedded infotainment systems and branded car audio solutions.

“Together with our progress in Infotainment and Professional, groundbreaking innovations in Lifestyle and on-going focus on disciplined execution, we are optimistic about the second half of fiscal year 2015,” added Paliwal. “Longer term, we have been reinforcing the importance of software and services to HARMAN as the technology leader for the connected lifestyle, including enterprise, home, car and mobile markets. With the transformative acquisitions of Red Bend and Symphony Teleca and expanded capabilities in cloud, mobility and analytics, HARMAN will accelerate Internet of Things solutions for a broader set of industries and markets.”

FY 2015 Key Figures – Total Company	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	6M FY15	6M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,584	1,328	19%	24%	3,012	2,500	21%	23%
Gross profit	493	379	30%	35%	908	701	29%	32%
Percent of net sales	31.1%	28.6%			30.1%	28.0%
SG&A	344	278	24%	28%	643	530	21%	24%
Operating income	149	102	46%	52%	265	171	54%	59%
Percent of net sales	9.4%	7.7%			8.8%	6.8%
EBITDA	186	134	38%	44%	339	235	44%	48%
Percent of net sales	11.7%	10.1%			11.3%	9.4%
Net Income attributable to HARMAN International Industries, Incorporated	116	72	62%	72%	199	118	69%	76%
Diluted earnings per share	1.65	1.03	61%	71%	2.84	1.69	68%	76%
Restructuring & non-recurring costs	14	6			25	30
Non-GAAP - operational[1]
Gross profit	479	381	26%	30%	896	705	27%	30%
Percent of net sales	30.2%	28.7%			29.7%	28.2%
SG&A	316	273	16%	20%	606	503	20%	23%
Operating income	162	108	51%	57%	290	201	44%	48%
Percent of net sales	10.2%	8.1%			9.6%	8.0%
EBITDA	198	139	43%	48%	362	262	38%	42%
Percent of net sales	12.5%	10.5%			12.0%	10.5%
Net Income attributable to HARMAN International Industries, Incorporated	126	76	66%	75%	218	143	53%	59%
Diluted earnings per share	1.79	1.09	64%	74%	3.10	2.04	52%	58%
Shares outstanding – diluted (in millions)	70	70			70	70

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A

Non-GAAP gross margin for the second quarter of fiscal 2015 increased 155 basis points to 30.2 percent. The improvement was primarily due to the impact of higher sales volume utilizing a more efficient fixed production cost base and favorable product mix.

In the second quarter of fiscal 2015, SG&A expense as a percentage of net sales decreased 59 basis points to 20.0 percent on a non-GAAP basis primarily due to improved operating leverage on higher sales.

2015 Guidance Update

HARMAN today raised its financial outlook for fiscal 2015. The Company now forecasts operational EBITDA and operational earnings per share of $715 million and $5.85, respectively, based on: a Euro/USD weighted average rate of 1.22 (1.15 for the second half of fiscal year 2015); an effective tax rate of 24 percent for the full year; and approximately 70.5 million shares outstanding for the full year. The Company expects closing of the recently announced acquisitions of Red Bend and Symphony Teleca to occur in the fourth quarter of fiscal 2015. The impact of these transactions is not included in the revised guidance.

January 29, 2015 Guidance Updated

Fiscal Year 2015	HARMAN
Revenue	~$6.0 billion
EBITDA*	~$715 million
EPS*	~$5.85

Share Count ~70.5 M Tax Rate 24% Euro/USD: 1.22 Interest and Misc: ~$23M

August 7th, 2014 Guidance

Fiscal Year 2015	HARMAN
Revenue	~$6.0 billion
EBITDA*	~$685 million
EPS*	~$5.25

Share Count ~71 M Tax Rate ~26% Euro/USD: 1.35 Interest and Misc: ~$27M

*	NON-GAAP, EXCLUDING RESTRUCTURING AND NON-RECURRING ITEMS

Investor Call Today January 29, 2015

At 11:00 a.m. EDT today, HARMAN’s management will host an analyst and investor conference call to discuss the second quarter results. Those who want to participate via audio in the earnings conference call should dial 1 (800) 913 8744 (U.S.) or +1 (212) 231 2928 (International) ten minutes before the call and reference HARMAN, Access Code: 21759148.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal second quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EDT today.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EDT. The replay will be available through Thursday, April 30th, 2015 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633 8284 (U.S.) or +1 (402) 977 9140 (International), Access Code: 21759148. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473 0602 (U.S.) or +1 (303) 446 4604 (International).

General Information

HARMAN (www.harman.com) designs, manufactures and markets premier audio, visual, infotainment and enterprise automation solutions for the automotive, consumer and professional markets. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® , Mark Levinson ® and Revel®, the Company is admired by audiophiles, musicians and the entertainment venues where they perform. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of approximately 17,600 people across the Americas, Europe, and Asia and reported sales of $5.9 billion during the last 12 months ended December 31, 2014.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability in its infotainment division if there are delays in its product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) the Company’s ability to successfully implement its global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of its manufacturing, engineering, procurement and administrative organizations; (5) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (6) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (7) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (8) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (9) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters from our customers. To validate these awards, the company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. The Company updates the estimates and awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

APPENDIX

Infotainment Division

FY 2015 Key Figures – Infotainment	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	6M FY15	6M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	774	691	12%	18%	1,522	1,330	14%	17%
Gross profit	196	165	19%	24%	372	307	21%	25%
Percent of net sales	25.3%	23.9%			24.5%	23.0%
SG&A	106	102	4%	9%	205	211	(3%)	(0%)
Operating income	90	63	43%	48%	167	95	76%	80%
Percent of net sales	11.6%	9.1%			11.0%	7.1%
EBITDA	108	79	36%	42%	202	127	59%	63%
Percent of net sales	13.9%	11.4%			13.3%	9.6%
Restructuring & non-recurring costs	3	(1)			5	21
Non-GAAP - operational[1]
Gross profit	197	167	18%	24%	375	309	21%	24%
Percent of net sales	25.5%	24.1%			24.6%	23.2%
SG&A	104	105	(1%)	4%	203	194	5%	8%
Operating income	93	61	52%	57%	172	116	49%	52%
Percent of net sales	12.0%	8.9%			11.3%	8.7%
EBITDA	110	76	44%	49%	204	145	40%	44%
Percent of net sales	14.1%	11.0%			13.4%	10.9%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2015 were $774 million, an increase of 12 percent compared to the same period in the prior year or 18 percent excluding the impact of foreign currency translation. The increases in net sales were due to the expansion of recently launched platforms, stronger automotive production and higher take rates, partially offset by unfavorable foreign currency translation.

On a non-GAAP basis in the second quarter of fiscal 2015, gross margin increased 137 basis points to 25.5 percent compared to the same period in the prior year primarily due to the impact of improved leverage on fixed production costs and benefits from footprint migration restructuring initiatives. SG&A spending decreased 181 basis points to 13.4 percent primarily due to improved operating leverage on higher sales.

Infotainment Division Highlights

During the quarter, HARMAN continued to position itself for long-term growth in the emerging markets. In India, HARMAN secured new business with TATA Motors, and in recognition of its strategic contribution to the recently launched ConnectNext connectivity platform, HARMAN was awarded the TATA Technology Supplier of the Year award. HARMAN also opened its first manufacturing plant in Pune, India to deliver cutting-edge infotainment and audio solutions for regional automakers.

HARMAN gained new business awards with Guangzhou Automotive Group/Chrysler/FIAT (GAC/FIAT), Jaguar Land Rover and Toyota. In addition, HARMAN announced a strategic collaboration with Baidu, the most popular search engine and mobile map provider in China. HARMAN will seamlessly integrate Baidu’s new CarLife networking solution into HARMAN’s infotainment head units. HARMAN and Baidu will bring a tailored in-vehicle user experience and personalized content to the Chinese market, offering advanced internet capabilities, entertainment features and location-based services, resulting in a richer and more immersive connected car experience.

At CES 2015, HARMAN introduced several breakthrough technologies. HARMAN unveiled the newest evolution of its scalable infotainment platform. Designed for entry- and mid-level vehicles, the solution offers flexible smartphone connectivity, including Apple CarPlay and Android Auto along with on-board navigation options, integrated audio support, and robust cyber security. The Company also launched the industry’s first connected navigation solution based on the Navigation Data Standard (NDS) that incrementally updates map data in the field. This over-the-air (OTA) update capability ensures map data is always up-to-date and is delivered seamlessly to cars on the road. BMW is the first automaker to deploy the solution across the HARMAN-developed NBT infotainment platform.

During the quarter, HARMAN announced it plans to acquire Stuttgart-based S1nn GmbH, an innovative developer of infotainment systems, connectivity, and car audio solutions with strong HTML5 based capabilities. S1nn customers include Volkswagen, Porsche, Audi and Tesla Motors.

Lifestyle Division

FY 2015 Key Figures – Lifestyle	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	6M FY15	6M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	541	430	26%	31%	967	764	27%	29%
Gross profit	185	136	35%	40%	319	243	31%	34%
Percent of net sales	34.1%	31.7%			33.0%	31.8%
SG&A	128	85	50%	54%	213	151	41%	43%
Operating income	57	51	11%	16%	107	92	15%	19%
Percent of net sales	10.5%	11.9%			11.0%	12.1%
EBITDA	66	59	12%	16%	126	109	15%	18%
Percent of net sales	12.2%	13.8%			13.0%	14.2%
Restructuring & non-recurring costs	12	4			16	6
Non-GAAP - operational[1]
Gross profit	172	136	26%	31%	308	243	27%	29%
Percent of net sales	31.8%	31.6%			31.9%	31.9%
SG&A	103	81	28%	32%	186	145	28%	30%
Operating income	69	55	25%	29%	122	98	25%	28%
Percent of net sales	12.7%	12.9%			12.7%	12.8%
EBITDA	78	63	24%	28%	141	114	24%	27%
Percent of net sales	14.5%	14.8%			14.6%	14.9%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2015 were $541 million, an increase of 26 percent compared to the same period in the prior year, or 31 percent excluding the impact of foreign currency translation. The growth in home and multimedia was primarily due to recent product introductions and the continued expansion of global distribution channels. The growth in car audio was primarily driven by higher take rates, stronger automotive production and expansion of recently launched programs.

On a non-GAAP basis in the second quarter of fiscal 2015, gross margin improved by 15 basis points to 31.8 percent compared to the prior year. SG&A expenses as a percentage of sales increased by 29 basis points to 19.1 percent, due to continued investments in marketing.

Lifestyle Division Highlights

During the quarter, HARMAN secured new car audio awards from Great Wall Motors, Lexus, and Ferrari. HARMAN also secured an award for hands-free microphones from Porsche. The Company launched new car audio systems in the new Mercedes GLA, and BMW M4 Cabrio and the 2Series Sports Tourer. HARMAN’s Clari-Fi™ audio restoration technology is also an integral feature in new vehicle launches by Hyundai and Lexus.

HARMAN also introduced new technology that creates independent sound zones within the car. Demonstrated at CES 2015, this new technology combines innovative acoustic design and complementary digital signal processing to create a more comfortable and enjoyable in-cabin experience. Each passenger can activate and control their zone, so for example, phone calls can remain private and music playback can be limited to each passenger’s seat. At CES, HARMAN also demonstrated its HALOsonic suite of noise management solutions, including Engine Order Cancellation (EOC), Engine Sound Synthesis (ESS) and Road Noise Cancellation (RNC). These technologies have received high industry praise, including the prestigious SAE 2014 Environmental Excellence in Transportation award for HALOsonic.

HARMAN’s home and multimedia products were recognized during the quarter with several industry accolades. The Company received nine CES Innovation awards, and seven products were named “Best Product Sound of CES” and “Best Wireless Headphones of CES” by publications such as CNET and Europe’s Computerbild.

The Harman Kardon Wireless HD audio system was successfully launched in Europe, China and the US, bringing HD audio to end consumers through its multi-room streaming capabilities. Unlike other wireless streaming systems, the Harman Kardon Omni home system supports 24-bit/96kHz studio quality HD audio streaming, offering a superior audio experience with higher resolution than from a CD.

Building on the emerging interest for high definition audio solutions, HARMAN announced a strategic partnership with Pono Music, led by music icon Neil Young. The two companies are collaborating to bring high definition audio into the car.

Professional Division

FY 2015 Key Figures – Professional	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	6M FY15	6M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	267	207	29%	32%	522	405	29%	30%
Gross profit	111	78	43%	47%	215	151	42%	44%
Percent of net sales	41.7%	37.4%			41.2%	37.3%
SG&A	76	52	45%	49%	156	99	57%	59%
Operating income	36	25	41%	43%	59	52	14%	14%
Percent of net sales	13.4%	12.2%			11.3%	12.8%
EBITDA	43	31	41%	43%	76	62	22%	23%
Percent of net sales	16.2%	14.9%			14.5%	15.3%
Restructuring & non-recurring costs	(3)	2			2	2
Non-GAAP - operational[1]
Gross profit	108	78	38%	41%	212	152	40%	41%
Percent of net sales	40.4%	37.7%			40.5%	37.4%
SG&A	75	51	47%	51%	150	98	54%	56%
Operating income	33	27	23%	24%	61	54	14%	14%
Percent of net sales	12.4%	13.0%			11.8%	13.3%
EBITDA	41	32	26%	28%	78	64	22%	23%
Percent of net sales	15.2%	15.6%			14.9%	15.7%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2015 were $267 million, an increase of 29 percent compared to the same period in the prior year, or 32 percent excluding foreign currency impact. The increase in net sales is primarily due to the expansion of the Company’s product portfolio into enterprise automation and video switching, as a result of the acquisition of AMX.

On a non-GAAP basis in the second quarter of fiscal 2015, gross margin increased 277 basis points to 40.4 percent and SG&A expense as a percentage of sales increased to 28 percent compared to 24.6 percent in the prior year. Both of these increases are primarily due to the expansion of the Company’s product portfolio into enterprise automation and video switching.

Professional Division Highlights

During the second quarter, the Company’s audio, video, lighting and enterprise automation and control system solutions were selected by leading system integrators and installers around the world. Notable projects include AON headquarters in London, São Paulo Airport, Marine Corp University, the Las Vegas MGM hotel, and Carnival cruise ships. HARMAN’s products also powered a wide range of televised award shows, high-profile special events, and music festivals and tours.

HARMAN’s professional products will also be featured at several major upcoming events, including the GRAMMY™ Awards, the 48th Annual Super Bowl Halftime Show, and the NBA All-Star Game Concert.

The Company launched 23 new products during the quarter. Several products were honored with innovation awards from industry experts including Crown’s DCi Series amplifiers, JBL’s LSR 305 Studio Monitors and AMX Enova video switchers.

Other (Corporate)

FY 2015 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	6M FY15	6M FY14	Including Currency Changes	Excluding Currency Changes[1]
SG&A	35	38	(7%)	(7%)	70	68	2%	2%
Restructuring & non-recurring costs	1	2			3	2
Non-GAAP - operational[1]
SG&A	34	36	(5%)	(4%)	67	67	0%	1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expense includes compensation, benefit and occupancy costs for corporate employees, new technology innovation, and expenses associated with the Company’s brand identity campaign. On a non-GAAP basis in the second quarter of fiscal 2015, SG&A expense as a percentage of the Company’s net sales decreased by 55 basis points compared to the same period in the prior year to 2.2 percent.

Recently, the Company announced that it had entered into agreements to acquire two companies in the software services and technology segments. Israeli-based Red Bend Ltd is a leading provider of Over-the-Air update and hypervisor-based software for cyber security applications. Symphony Teleca, based in Mountain View, CA, is a global software services company providing software engineering and integration services. Together, Symphony Teleca, Red Bend and HARMAN are poised to become the global technology partners of choice for all markets – a comprehensive products, systems and engineering services company, leveraging mobility, analytics, and cloud competencies, with a mission to enable, enhance, and leverage the connected lifestyle.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Net sales	$1,583,549	$1,328,024	$3,012,471	$2,499,829
Cost of sales	1,090,383	948,574	2,104,673	1,798,730
Gross profit	493,166	379,450	907,798	701,099
Selling, general and administrative expenses	344,409	277,594	643,258	529,861
Operating income	148,757	101,856	264,540	171,238
Other expenses:
Interest expense, net	2,183	1,855	4,860	3,825
Foreign exchange losses (gains), net	(1,020)	3,110	(960)	3,971
Miscellaneous, net	2,298	1,792	4,638	3,121
Income before income taxes	145,296	95,099	256,002	160,321
Income tax expense, net	29,132	23,470	56,904	42,146
Equity in net loss of unconsolidated subsidiaries	0	0	0	94
Net income	116,164	71,629	199,098	118,081
Net income attributable to non-controlling interest	(71)	0	(110)	0
Net income attributable to HARMAN International Industries, Incorporated	$116,235	$71,629	$199,208	$118,081

Earnings per share:
Basic	$1.67	$1.04	$2.87	$1.71
Diluted	$1.65	$1.03	$2.84	$1.69
Weighted average shares outstanding:
Basic	69,432	68,715	69,367	69,131
Diluted	70,258	69,578	70,202	69,947

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	December 31, 2014	June 30, 2014
ASSETS
Current Assets
Cash and cash equivalents	$510,262	$581,312
Receivables, net	908,157	894,579
Inventories	724,201	662,128
Other current Assets	381,400	320,852
Total current assets	2,524,020	2,458,871
Property, plant and equipment, net	475,238	509,856
Goodwill	530,889	540,952
Deferred tax assets, long-term, net	107,160	170,558
Other assets	540,347	445,353
Total assets	$4,177,654	$4,125,590

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$39,375	$35,625
Short-term debt	1,929	3,736
Accounts payable	789,921	697,552
Accrued liabilities	544,943	566,722
Accrued warranties	163,304	155,472
Income taxes payable	22,306	26,544
Total current liabilities	1,561,778	1,485,652
Borrowings under revolving credit facility	175,000	300,000
Long-term debt	198,777	219,407
Pension liability	176,617	186,352
Other non-current liabilities	114,548	141,158
Total liabilities	2,226,720	2,332,569
Total HARMAN International Industries, Incorporated shareholders’ equity	1,950,601	1,792,578
Noncontrolling interest	333	443
Total equity	1,950,934	1,793,021
Total liabilities and equity	$4,177,654	$4,125,590

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended December 31, 2014
	GAAP	Adjustments	Non-GAAP – Operational
Net sales	$1,583,549	$0	$1,583,549
Cost of sales	1,090,383	14,536 [a]	1,104,919
Gross profit	493,166	(14,536)	478,630
Selling, general and administrative expenses	344,409	(28,082)[b]	316,327
Operating income	148,757	13,546	162,303
Other expenses:
Interest expense, net	2,183	0	2,183
Foreign exchange losses, net	(1,020)	0	(1,020)
Miscellaneous, net	2,298	(0)	2,298
Income before income taxes	145,296	13,546	158,842
Income tax expense, net	29,132	3,743 [c]	32,875
Net income	116,164	9,803	125,967
Net income attributable to non-controlling interest	(71)	0	(71)
Net income attributable to HARMAN International Industries, Incorporated	$116,235	$9,803	$126,038

Earnings per share:
Basic	$1.67	$0.14	$1.82
Diluted	$1.65	$0.14	$1.79
Weighted average shares outstanding:
Basic	69,432		69,432
Diluted	70,258		70,258

a)	Restructuring expense in Cost of Sales was $1.4 million for projects to increase manufacturing productivity offset by a $15.9M accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $23.7 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $4.4 million including M&A deal related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Six Months Ended December 31, 2014
	GAAP	Adjustments		Non-GAAP – Operational
Net sales	$3,012,471	$0		$3,012,471
Cost of sales	2,104,673	11,614	[a]	2,116,287
Gross profit	907,798	(11,614)		896,184
Selling, general and administrative expenses	643,258	(36,967)[b]		606,291
Operating income	264,540	25,353		289,893
Other expenses:
Interest expense, net	4,860	0		4,860
Foreign exchange losses, net	(960)	0		(960)
Miscellaneous, net	4,638	0		4,638
Income before income taxes	256,002	25,353		281,355
Income tax expense, net	56,904	6,629	[c]	63,533
Equity in net loss of unconsolidated subsidiaries	0	0		0
Net income	199,098	18,724		217,822
Net income attributable to non-controlling interest	(110)	0		(110)
Net income attributable to HARMAN International Industries, Incorporated	$199,208	$18,724		$217,932

Earnings per share:
Basic	$2.87	$0.27		$3.14
Diluted	$2.84	$0.27		$3.10
Weighted average shares outstanding:
Basic	69,367			69,367
Diluted	70,202			70,202

a)	Restructuring expense in Cost of Sales was $4.3 million for projects to increase manufacturing productivity, offset by a $15.9M accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $27.7 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense includes in SG&A was $9.3M including acquisition-related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended December 31, 2013
	GAAP	Adjustments	Non-GAAP – Operational
Net sales	$1,328,024	$0	$1,328,024
Cost of sales	948,574	(1,384)[a]	947,190
Gross profit	379,450	1,384	380,834
Selling, general and administrative expenses	277,594	(4,469)[b]	273,125
Operating income	101,856	5,853	107,709
Other expenses:
Interest expense, net	1,855	0	1,855
Foreign exchange losses, net	3,110	0	3,110
Miscellaneous, net	1,792	0	1,792
Income before income taxes	95,099	5,853	100,952
Income tax expense, net	23,470	1,529 [c]	24,999
Net income	71,629	4,324	75,953
Net income attributable to non-controlling interest	0	0	0
Net income attributable to HARMAN International Industries, Incorporated	$71,629	$4,324	$75,953

Earnings per share:
Basic	$1.04	$0.06	$1.11
Diluted	$1.03	$0.06	$1.09
Weighted average shares outstanding:
Basic	68,715		68,715
Diluted	69,578		69,578

a)	Restructuring expense in Cost of sales was $2.0 million for projects to increase manufacturing productivity. Other non-recurring expense included in Cost of sales was income of $0.6 million.
d)	Restructuring expense in SG&A was $2.9 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense included in SG&A was $1.5 million.
b)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Six Months Ended December 31, 2013
	GAAP	Adjustments	Non-GAAP – Operational
Net sales	$2,499,829	$0	$2,499,829
Cost of sales	1,798,730	(3,433)[a]	1,795,297
Gross profit	701,099	3,433	704,532
Selling, general and administrative expenses	529,861	(26,455)[b]	503,406
Operating income	171,238	29,888	201,126
Other expenses:
Interest expense, net	3,825	0	3,825
Foreign exchange losses, net	3,971	0	3,971
Miscellaneous, net	3,121	0	3,121
Income before income taxes	160,321	29,888	190,209
Income tax expense, net	42,146	5,150 [c]	47,296
Equity in net loss of unconsolidated subsidiaries	94	0	94
Net income	118,081	24,738	142,819
Net income attributable to non-controlling interest	0	0	0
Net income attributable to HARMAN International Industries, Incorporated	$118,081	$24,738	$142,819

Earnings per share:
Basic	$1.71	$0.36	$2.07
Diluted	$1.69	$0.35	$2.04
Weighted average shares outstanding:
Basic	69,131		69,131
Diluted	69,947		69,947

a)	Restructuring expense in Cost of Sales was $4.0 million due to projects to increase productivity in manufacturing; other non- recurring expense included in Cost of Sales was income of $0.6 million.
b)	Restructuring expense in SG&A was $24.9 million primarily due to projects to increase productivity in engineering and administrative functions; other non-recurring expense in SG&A was 1.5 million.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended December 31,		Increase / (Decrease)
	2014	2013
Net sales - nominal currency	$1,583,549	$1,328,024	19%
Effects of foreign currency translation (1)		(53,700)

Net sales - local currency	1,583,549	1,274,324	24%
Gross profit - nominal currency	493,166	379,450	30%
Effects of foreign currency translation (1)		(13,573)

Gross profit - local currency	493,166	365,877	35%
SG&A - nominal currency	344,409	277,594	24%
Effects of foreign currency translation (1)		(9,280)

SG&A - local currency	344,409	268,314	28%
Operating income - nominal currency	148,757	101,856	46%
Effects of foreign currency translation (1)		(4,292)

Operating income - local currency	148,757	97,564	52%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	116,235	71,629	62%
Effects of foreign currency translation (1)		(4,211)

Net income attributable to HARMAN International Industries, Incorporated - local currency	116,235	67,418	72%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Three Months Ended December 31,		Increase / (Decrease)
	2014	2013
Net sales - nominal currency	$1,583,549	$1,328,024	19%
Effects of foreign currency translation (1)		(53,700)

Net sales - local currency	1,583,549	1,274,324	24%
Gross profit - nominal currency	478,630	380,834	26%
Effects of foreign currency translation (1)		(13,713)

Gross profit - local currency	478,630	367,121	30%
SG&A - nominal currency	316,327	273,125	16%
Effects of foreign currency translation (1)		(9,574)

SG&A - local currency	316,327	263,551	20%
Operating income - nominal currency	162,303	107,709	51%
Effects of foreign currency translation (1)		(4,139)

Operating income - local currency	162,303	103,570	57%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	126,038	75,953	66%
Effects of foreign currency translation (1)		(4,058)

Net income attributable to HARMAN International Industries, Incorporated - local currency	126,038	71,895	75%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Six Months Ended December 31,		Increase / (Decrease)
	2014	2013
Net sales - nominal currency	$3,012,471	$2,499,829	21%
Effects of foreign currency translation (1)		(54,376)

Net sales - local currency	3,012,471	2,445,453	23%
Gross profit - nominal currency	907,798	701,099	29%
Effects of foreign currency translation (1)		(14,304)

Gross profit - local currency	907,798	686,795	32%
SG&A - nominal currency	643,258	529,861	21%
Effects of foreign currency translation (1)		(9,390)

SG&A - local currency	643,258	520,471	24%
Operating income - nominal currency	264,540	171,238	54%
Effects of foreign currency translation (1)		(4,914)

Operating income - local currency	264,540	166,324	59%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	199,208	118,081	69%
Effects of foreign currency translation (1)		(5,001)

Net income attributable to HARMAN International Industries, Incorporated - local currency	199,208	113,080	76%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Six Months Ended December 31,		Increase / (Decrease)
	2014	2013
Net sales - nominal currency	$3,012,471	$2,499,829	21%
Effects of foreign currency translation (1)		(54,376)

Net sales - local currency	3,012,471	2,445,453	23%
Gross profit - nominal currency	896,184	704,532	27%
Effects of foreign currency translation (1)		(14,402)

Gross profit - local currency	896,184	690,130	30%
SG&A - nominal currency	606,291	503,406	20%
Effects of foreign currency translation (1)		(8,967)

SG&A - local currency	606,291	494,439	23%
Operating income - nominal currency	289,893	201,126	44%
Effects of foreign currency translation (1)		(5,436)

Operating income - local currency	289,893	195,690	48%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	217,932	142,819	53%
Effects of foreign currency translation (1)		(5,522)

Net income attributable to HARMAN International Industries, Incorporated - local currency	217,932	137,297	59%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN:
Operating income	148,757	13,546	162,303	101,856	5,853	107,709
Depreciation & Amortization	37,120	(1,391)	35,729	32,526	(1,435)	31,091
EBITDA	185,877	12,155	198,032	134,382	4,418	138,800
INFOTAINMENT:
Operating income	89,873	3,307	93,180	62,691	(1,497)	61,194
Depreciation & Amortization	17,642	(1,292)	16,350	16,198	(1,386)	14,812
EBITDA	107,515	2,015	109,530	78,889	(2,883)	76,006
LIFESTYLE
Operating income	56,611	12,276	68,887	51,103	4,205	55,308
Depreciation & Amortization	9,568	(56)	9,512	8,162	0	8,162
EBITDA	66,179	12,220	78,399	59,265	4,205	63,470
PROFESSIONAL
Operating income	35,820	(2,600)	33,220	25,404	1,620	27,024
Depreciation & Amortization	7,580	(44)	7,536	5,407	(49)	5,358
EBITDA	43,400	(2,644)	40,756	30,811	1,571	32,382

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2014			Six Months Ended December 31, 2013
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN:
Operating income	264,540	25,353	289,893	171,238	29,888	201,126
Depreciation & Amortization	74,547	(2,785)	71,762	64,239	(3,454)	60,785
EBITDA	339,087	22,568	361,655	235,477	26,434	261,911
INFOTAINMENT:
Operating income	167,226	4,685	171,911	95,118	20,585	115,703
Depreciation & Amortization	34,680	(2,663)	32,017	32,240	(2,736)	29,504
EBITDA	201,906	2,022	203,928	127,358	17,849	145,207
LIFESTYLE
Operating income	106,577	15,794	122,371	92,343	5,709	98,052
Depreciation & Amortization	18,946	(56)	18,890	16,456	(621)	15,835
EBITDA	125,523	15,738	141,261	108,799	5,088	113,887
PROFESSIONAL
Operating income	59,085	2,251	61,336	51,884	2,070	53,954
Depreciation & Amortization	16,521	(67)	16,454	9,916	(97)	9,819
EBITDA	75,606	2,184	77,790	61,800	1,973	63,773

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	December 31, 2014
$ millions
Cash & cash equivalents	$510
Available credit under Revolving Credit Facility	570
Total Liquidity	$1,080